Exhibit 10.18

THE SECURITIES REPRESENTED BY AND UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT NO. C-01	December 30, 2005

WARRANT TO PURCHASE PREFERRED STOCK

AutoGenomics, Inc. a California corporation (the “Company”), hereby certifies that the Rue Family Trust dtd 2-10-89, Michael M. Rue, Trustee (the “Holder”), is entitled to purchase, on the terms and conditions contained herein, 3000 of the fully paid, validly issued and nonassessable shares (the “Warrant Shares”) of such series of the Company’s Preferred Stock, no par value, as is determined pursuant to paragraph 2 below (the “Preferred Stock”), at such an exercise price as is determined pursuant to paragraph 3 below (the “Exercise Price”). The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 4 below. This Warrant has been issued pursuant to that certain Subscription Agreement of even date herewith by and between the Company and the Holder (the “Agreement”).

This Warrant is subject to the following terms and conditions:

1. Exercisability and Exercise.

1.1 Method of Exercise. This Warrant may be exercised, in whole or in part, at the option of the Holder at any time and from time to time (i) after the earlier of (x) the Next Financing (as such term is defined in that certain Convertible Subordinated Promissory Note issued by the Company to the Holder concurrently herewith (“Holder’s Promissory Note”)) and (y), in the event the Company does not consummate its Next Financing prior to the Maturity Date (as such term is defined in Holder’s Promissory Note), and the Company elects to convert Holder’s Promissory Note into shares of Series C Preferred Stock (as such term is defined in Holder’s Promissory Note) pursuant to Section 2(c) of Holder’s Promissory Note, the date of such conversion election, (ii) through the earlier of (A) the five (5) year anniversary of the date hereof and (B) the date of repayment in full of Holders’ Promissory Note pursuant to the terms thereof (the “Exercise Period”), by delivering to the Company payment of the aggregate Exercise Price for the shares being purchased by check or wire transfer, or surrender of purchase rights under this Warrant in lieu of check or wire transfer, together with an executed Notice of Exercise in the form attached hereto indicating the number of shares Holder desires to purchase. Each right to purchase a share of Preferred Stock that is so surrendered shall be payment of that portion of the purchase price for a share of the Preferred Stock equal to the difference between (1) the fair market value of a share of Preferred Stock on the applicable exercise date (and if same shall not be readily available then such fair market value shall be as determined in good faith by the Board of Directors of the Company) and (2) the exercise price for the share of Preferred Stock under the purchase right surrendered.

1.2 Effectiveness of Exercise; Procedure. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Holder delivers the Notice of Exercise to the Company together with payment of the Exercise Price and satisfies all of the requirements of this Section 1. Upon such exercise, the Holder will be deemed a shareholder of record of those Warrant Shares for which this Warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares). In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Preferred Stock so purchased shall be delivered to the

Holder within a reasonable time. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of the fair market value, as determined by the Board of Directors of the Company in good faith, for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (b) a whole share if the Holder tenders the Exercise Price for one whole share.

2. Warrant Shares. This Warrant shall be exercisable for either (a) shares of the series of the Company’s Preferred Stock issued to investors in its Next Financing (the “Next Financing Preferred Stock”), in the event the Company consummates its Next Financing prior to the Maturity Date and Holder’s Promissory Note is converted into shares of Next Financing Preferred Stock, or (b) shares of Series C Preferred Stock, in the event the Company does not consummate its Next Financing prior to the Maturity Date, and the Company elects to convert Holder’s Promissory Note into shares of Series C Preferred Stock pursuant to Section 2(c) of Holder’s Promissory Note.

3. Exercise Price. In the event the Company consummates its Next Financing prior to the Maturity Date and Holder’s Promissory Note is converted into shares of Next Financing Preferred Stock, the Exercise Price shall be equal to the 120% of the price per share paid by the investors in the Next Financing for the Next Financing Preferred Stock. In the event the Company does not consummate its Next Financing prior to the Maturity Date, and the Company elects to convert Holder’s Promissory Note into shares of Series C Preferred Stock pursuant to Section 2(c) of Holder’s Promissory Note, the Exercise Price shall be equal to 120% of the Conversion Price (as such term is defined in Holder’s Promissory Note) for Holder’s Promissory Note.

4. Adjustments.

4.1 Reorganizations, Mergers, Recapitalizations and Reclassifications. The Exercise Price per Warrant Share and the number of Warrant Shares purchasable hereunder shall be subject to adjustment from time to time as follows:

(a) Merger. If at any time there shall be a merger, acquisition or consolidation of the Company with or into another corporation or a sale of all or substantially all of the Company’s assets, then, as a part of such merger, acquisition, consolidation or sale; lawful provision shall be made so that the holder of this Warrant shall automatically receive upon the effectiveness of such transaction, the number of shares of stock or other securities or assets or property of the successor corporation resulting from such merger, consolidation, acquisition or sale, to which a holder of the stock deliverable upon exercise of this Warrant would be entitled in such merger, consolidation, acquisition or ... sale upon exercise of this Warrant immediately before such transaction, less the value of the Exercise Price for such Warrant then in effect.

(b) Reclassification, etc. If the Company shall, at any time, by subdivision, combination, reorganization or reclassification of securities or otherwise, change any of the securities issuable upon exercise of this Warrant into the same or a different number of securities of any other class or classes, the provisions of this Warrant shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities issuable upon exercise of this Warrant, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Dividends or Other Distributions. If at any time or from time to time, the holders of Common Stock shall have received or become entitled to receive, without payment therefor,

any (i) shares of stock or other securities that are at any time directly or indirectly convertible or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or distribution, or (ii) cash dividended or distributed to holders of Common Stock other than as a cash dividend distributed pro rata to all holders of Common Stock, then, and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and/or cash which the Holder would hold on the date of such exercise had the Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such other shares of stock and other securities and/or cash.

(e) Other events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of this Section 4.1 are not strictly applicable and, in the reasonable opinion of the Company, would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares purchasable upon the exercise of this Warrant or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate stock purchase price the total number, class and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

4.2 Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number and kind of securities into which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and kind of shares of capital stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

5. Reservation of Capital Stock. The Company shall at all times have authorized, and reserved for the purpose of the issue upon exercise of this Warrant, a sufficient number of shares-of its capital stock to provide for the exercise of this Warrant.

6. Notices of Record Date, etc. In the event the Company shall take a record of the holders, of any of its Common Stock for the purpose (a) of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; (b) of any capital reorganization of the Company, any reclassification of the stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock of the Company shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

7. Exchange of Warrant. Upon the surrender by the Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, without charge for any issuance or transfer tax or other cost incurred by the Company, calling in the aggregate on the face or faces thereof for the number of shares of capital stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. The Company will at no time close its transfer books against the transfer of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

9. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

10. Miscellaneous.

10.1 Expiration. This Warrant shall expire at the earlier of (i) the close of business on the date which is five (5) years from the date hereof and (ii) the time and date of the repayment in full of Holder’s Promissory Note in accordance with the terms thereof.

10.2 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and any shares of capital stock issued upon exercise of this Warrant or any portion thereof and any shares of the Company’s common stock issued upon conversion of such capital stock shall be imprinted with substantially the following legend, in addition to any legends required under applicable state securities laws:

“THE SECURITIES EVIDENCED BY THIS WARRANT/CERTIFICATE ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.”

10.3 No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon Holder by virtue of holding this Warrant (i) the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends except as set forth in Section 4, or (iii) any other rights as a shareholder of the Company.

10.4 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

10.5 Saturdays. Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10.6 Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

AUTOGENOMICS, INC.

By:	/s/ Fareed Kureshy
Fareed Kureshy
Its President and CEO

FORM OF NOTICE OF EXERCISE

(To be signed only upon exercise of this Warrant)

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise such Warrant to purchase,                                          (                    ) shares of the Company’s                      Preferred Stock for a purchase price of                      Dollars ($                    ) per share and a total purchase price of                              Dollars. ($                    ), to be paid by (check one):

             certified or official bank check;

             wire transfer; or

             surrender of purchase rights under such Warrant.

The undersigned is acquiring such shares of stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Dated:
Name of Holder (must conform precisely to the name specified on the face of the Warrant)

Signature of authorized representative of Holder

Print or type name of authorized representative

Federal Identification Number of Holder:

Address of Holder:

Telephone Number:

Facsimile Number:

Email Address:

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number and kind of shares covered thereby set forth below, unto:

Name of Assignee:

Address:

Telephone Number:

Facsimile Number:

Email Address:

Number and Kind of Shares:

Dated:	*Signature:

*	The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed:	Title of Organization:

Dated:	By:

Name of Authorized Signatory:

Title of Authorized Signatory:

ACCEPTANCE BY THE COMPANY

This Subscription Agreement, which has been tendered by Rue Family Trust dtd 2-10-89, Michael M. Rue, Trustee for the purchase of a unit of the securities of AutoGenomics, Inc., a California corporation, consisting of (i) a Convertible Subordinated Promissory Note (“Note”) in the principal amount of $150,000.00 and (ii) a Warrant for the purchase of 3000 shares of the Company’s capital stock for an aggregate purchase price of $150,000.00, is hereby accepted.

AUTOGENOMICS, INC.
a California corporation

By:	/s/ Fareed Kureshy
Name: Fareed Kureshy
Title: President and Chief Executive Officer

Date: December 30, 2005

Schedule to Exhibit 10.18

The following preferred stock warrants are substantially identical in all material respects to the representative warrant to which this schedule is attached and which is filed as an exhibit to AutoGenomics, Inc.’s registration statement on Form S-1 (Reg. No. 333-152512) (the “Registration Statement”), except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates set forth below. These other preferred stock warrants are not being filed with the Registration Statement, pursuant to Instruction 2 to Item 601 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Number	Holder	Date of Issuance	Warrant Shares	Expiration Date
C-02	Warren H. Lortie Trust	December 30, 2005	5,000	December 30, 2010
C-03	Linda Formo Brandes, Revocable Trust	December 30, 2005	2,000	December 30, 2010
C-04	Robert A. Levin	December 30, 2005	1,200	December 30, 2010
C-05	IRA FBO Kevin A. Doyle, Pershing LLC, Custodian	December 30, 2005	500	December 30, 2010
C-06	IRA FBO Bradley A. Danielson, Pershing LLC, Custodian	December 30, 2005	2,00	December 30, 2010
C-08	Mitch LaPlante	December 30, 2005	2,000	December 30, 2010
C-09	The Danielson Family Trust	December 30, 2005	3,000	December 30, 2010
C-11	Dennis D. Curtin & Karin E. Hogan-Curtin	December 30, 2005	600	December 30, 2010
C-12	AHI/NTI Associates, LLC	January 31, 2006	2,400	January 3, 2011
C-13	Harold & Hilary McGrath	May 1, 2006	3,000	May 1, 2011
C-14	A R Properties	May 1, 2006	4,000	May 1, 2011
C-15	William H. Davidson	May 1, 2006	2,000	May 1, 2011
C-16	The Anchan Family Trust, Richard J. Anchan, TTEE, and Linda S. Anchan, TTEE	May 1, 2006	2,000	May 1, 2011
C-17	Charles W. Switzer	May 1, 2006	2,000	May 1, 2011
C-20	Bantam Group, LLC	May 1, 2006	500	May 1, 2011
C-21	Joseph P. Sullivan	May 1, 2006	1,000	May 1, 2011
C-22	The Tolkoff Family Limited Partnership	May 1, 2006	1,100	May 1, 2011
C-23	Bamboo, LLC	July 19, 2006	982	July 19, 2011
C-23	Robert A. Levin	July 19, 2006	982	July 19, 2011
C-24	IRA FBO Kevin A. Doyle, Pershing LLC, Custodian	July 19, 2006	409	July 19, 2011
C-25	IRA FBO Bradley A. Danielson, Pershing LLC, Custodian	July 19, 2006	1,636	July 19, 2011

C-27	Mitch LaPlante	July 19, 2006	1,636	July 19, 2011
C-28	The Danielson Family Trust	July 19, 2006	2,455	July 19, 2011
C-30	AHI/NTI Associates, LLC	July 19, 2006	1,964	July 19, 2011
C-31	William H. Davidson	July 19, 2006	1,636	July 19, 2011
C-32	The Anchan Family Trust, Richard J. Anchan, TTEE, and Linda S. Anchan, TTEE	July 19, 2006	1,636	July 19, 2011
C-33	Charles W. Switzer	July 19, 2006	1,636	July 19, 2011
C-36	Bantam Group, LLC	July 19, 2006	409	July 19, 2011
C-37	Joseph P. Sullivan	July 19, 2006	818	July 19, 2011
C-38	Dennis D. Curtin & Karin E. Hogan-Curtin	July 19, 2006	491	July 19, 2011
C-39	Bamboo, LLC	July 19, 2006	1,636	July 19, 2011
C-40	Warren H. Lortie Trust	July 19, 2006	4,091	July 19, 2011
C-41	Rue Family Trust dtd 2-10-89, Michael M. Rue, Trustee	July 19, 2006	2,455	July 19, 2011
C-42	Linda Formo Brandes, Revocable Trust	August 18, 2006	1,636	August 18, 2011
C-43	A R Properties	August 18, 2006	3,273	August 18, 2011
C-44	Harold & Hilary McGrath	August 18, 2006	2,455	August 18, 2011
C-45	The Tolkoff Family Limited Partnership	July 19, 2006	900	July 19, 2011